Exhibit 10.1

1 July 2020
ABN 93 096 635 246
Level 25 Rialto South
Mr Joel Latham 26 Highbury Road	525 Collins Street
North Kellyville NSW 2155	Melbourne VIC 3000

Dear Joel,

Change in employment arrangements

It is with pleasure that I provide you with documentation setting out revised arrangements for your employment with Incannex Healthcare Limited {"IHL"}, effective from 1 July 2020.

The new remuneration and benefit terms in the role of Managing Director will take effect upon your signing and return of this document.

Please review the document and contact me should you have any questions prior to signing and return.

For and on behalf of the Board - Glenn Fowles - Company Secretary

Table of Contents

Incannex Healthcare Limited - Employment Contract

01 July 2020

	Category	Sub Category	Page
1.	Employment		3
1.1		Engagement	3
1.2		Employment Commencement Date	3
1.3		Exclusivity	3
1.4		Employment Contract Term	3
2.	Employment Duties		3
2.1		Your Duties	3
2.2		Hours of Work	3
2.3		Reporting Relationship	3
2.4		Work Location	4
2.5		Adherence to Policies & Procedures	4
3.	Remuneration Package		4
3.1		Salary	3
3.2		Superannuation
3.3		Salary Review
3.4		Short Term Incentive (STI)
3.5		Long Term Incentive (LTI)
3.6		Travel & Business Expenses
4.	Leave		4
4.1		Annual Leave	4
4.2		Sick Leave	4
4.3		Long Service Leave	4
4.4		Special leave	4
5.	Confidentiality & Intellectual Property		4
5.1		Confidentiality	4
5.2		Intellectual Property	4
6.	Workplace Health & Safety		4

7.	Dispute Resolution		5
7.1		Dispute Resolution procedure	5
7.2		General Dispute Resolution	5
8.	Unsatisfactory Work Performance
8.1		Unsatisfactory Work Performance Procedure	5
9.	Termination		6
9.1		Termination for Unsatisfactory Performance or Behaviour	6
9.2		Termination Regarding a Serious Breach	6
9.3		Voluntary Resignation	6
9.4		Termination with Notice	7
9.5		Redundancy	7
9.6		Termination Payment	7
9.7		Return of Company Property	7
10.	Restraint on your Conduct		7
10.1		Involuntary termination	7
10.2		Voluntary termination	8
11.	Other		8
11.1		Governing Law	8
11.2		Waiver	8
11.3		Severance	8
11.4		Contract Amendment	8
	Contract Signatures		9
	Schedule 1		10
	Remuneration Summary		10

Incannex Healthcare Limited (IHL)

Employment Contract for Senior Staff – Joel Latham

1 July 2020

1.	Employment

1.1	Engagement

Incannex Healthcare Limited (IHL) agrees to employ you to perform the duties as outlined in your current position description any associated performance agreements, which fall within your position scope.

Subject to the relevant laws, this employment contract (referred to as 'Contract') constitutes your entire contract of employment with IHL.

It supersedes any prior understanding or employment Contract between you and IHL and/or its subsidiary companies.

1.2	Employment Commencement Date

Your employment under this contract commenced on 1 July 2018 and your employment contract is open ended.

The revised remuneration terms are updated for FY21 and beyond (where applicable) within Schedule 1

1.3	Exclusivity	You agree that your services shall be exclusive to IHL during the term of this Contract and that you will not during this period, without the prior written consent of IHL, be engaged in or undertake any work for any other person, firm or corporation.

1.4	Employment Contract Term	The terms of the contract are open ended and will remain in force until termination by either the Employer or Employee. Termination arrangements are defined in Clause 9.

2.	Employment Duties

2.1	Work Duties	During the term of your employment, you will do the following:

		1.	Faithfully and diligently perform the duties and exercise the powers consistent with the position that may be assigned to them by IHL.

		2.	Comply with all reasonable directions given by IHL.

		3.	Observe and comply with the provisions set out in any existing written policy, practice or procedure circulated by IHL.

		4.	Use your best endeavours to promote the interests of IHL.

		5.	Protect the property of IHL from theft, loss, damage, or neglect and without delay give notice immediately to the Company of any theft, loss, damage or neglect of that property which may come to your knowledge.

2.2	Hours of Work

The normal hours of work will be a minimum of 40 hours per week to be worked flexibly between the hours of 7am and 7pm Monday to Friday.

As this is a professional role you may be required to work outside these hours as reasonably necessary to perform the work.

2.3	Reporting Relationship	You will report to the Chairman of the Board of IHL. Your reporting relationship may change from time to time to respond to the future needs of the business.

2.4	Work Location	You will work, primarily, in premises provided by IHL location in Sydney.

2.5	Adherence to IHL Policies and Procedures	It is a condition of employment that you abide by all IHL policies and procedures as developed over time and communicated to you.

3.	Remuneration Package

3.1	Remuneration	Your remuneration and the terms and duration of the applicable items of remuneration are set out in Schedule 1

4.	Leave

4.1	Annnual Leave	1.	You will be provided with 20 days paid annual leave per annum which can be taken in accordance with IHL policy.

		2.	No more than 2 year's annual leave can be accrued at any one time.

		3.	Annual Leave will be taken to suit both the ongoing business requirements and your preferences.

4.2	Sick Leave	1.	You will be provided with up to 10 days sick leave per annum which does not accumulate nor will it be paid out on departure.

		2.	In the case of any long-term sickness, leave will be given at the discretion of the Chairman.

4.3	Long Service Leave	Long Service Leave will be payable in line with government legislated provisions.

4.4	Special Leave	At the discretion of the Chairman, you may be granted special leave for other purposes than those described above.

5.	Confidentiality and Intellectual Property

5.1	Confidentiality

You will not without prior written consent of IHL, disclose or use any confidential information of any kind concerning the business, affairs or customs of IHL which may come to your knowledge, except:

Disclose or use in the proper course of your duties;

Information which is freely available to the public;

		●	To the extent you are required to disclose information by law or requirement of any regulatory body.

		●	The obligations under this clause survive the termination of this Contract for a period of 12 months.

5.2	Intellectual Property Rights	You will acknowledge that copyright in any original material created by you in the course of your duties will vest with IHL.

6.	Workplace Health & Safety (OHS)

6.1		1.	IHL agrees to comply with State and Commonwealth Occupational Health & Safety (OH&S) laws and any relevant industry codes of practice.

		2.	You will agree to carry out any instructions, policies and decisions made to promote and maintain a safe workplace required by relevant OH&S legislation, including any further requirements specific to the employer's industry and workplace - even if not specified in the legislation.

		3.	Smoking is not permitted in any of the work areas.

		4.	IHL requires that you not be affected by alcohol or illegal drugs during working hours for your own safety and for that of others.

		5.	If you are temporarily under medication or any condition that may affect or limit your ability to carry out normal job tasks, you are to advise IHL and, if required, alternative work arrangements may be made.

7.	Dispute Resolution

7.1	Dispute Resolution Procedure

During the life of this employment contract if IHL or you are in dispute with one another then the following process is agreed to:

Step 1 – You and the Chairman

Both an IHL manager and you agree to attempt to resolve the matter at the workplace level by meeting and discussing the matter.

Step 2 – You and the Board

If the matter is not settled at such a meeting, you may arrange further discussions involving the full Board members.

Both parties agree to the right of IHL or you to appoint, in writing, another person to represent, or assist in settling the matter at the workplace level.

Step 3 – External mediation

If the matter cannot be resolved at the workplace level, then if both parties agree, a dispute may be referred to mediation by a mutually agreed independent person or organisation.

If a matter is referred to mediation, both parties must participate in the mediation process in good faith and a willingness to settle.

7.2	General Dispute Resolution	1.	During any of the steps above IHL and you will continue to work according to the employment contract unless you have a 'reasonable concern' about an immediate risk to your health or safety.

		2.	Even with this 'reasonable concern' but subject to relevant provisions of any State or Territory occupational health and safety law, you must not unreasonably fail to comply with an instruction by IHL to perform other available work.

		3.	Available work may be at the same workplace or another reasonably accessible workplace. Such work must be safe and appropriate for you to perform.

		4.	During the term of the dispute, the parties agree not to commence legal action unless the party commencing the action has genuinely attempted to settle the dispute at the workplace level.

8.	Unsatisfactory Work Performance

8.1	Unsatisfactory Work Performance Procedure	Step 1: Discussion and First Warning

		1.	If IHL is concerned about your work performance or conduct, a manager will meet with you and explain their concerns to you.

		2.	The manager will advise you, in writing, of the standard of work or behaviour that is required and discuss ways and methods to improve your work and/or conduct.

		3.	The manager and you will sign and date this written document.

		4.	This written warning will be placed on your personnel file.

		5.	The manager will then provide you with a reasonable period of time to reach an acceptable work performance or conduct and you will be warned that your employment will be ended if acceptable performance levels or appropriate behaviour are not reached.

Step 2: IHL Feedback on Progress and Second Warning

		1.	During the set period, the manager will discuss with you whether there has been any improvement and, if necessary, to further warn you, in writing, that your employment will end if that improvement is not reached.

		2.	Again, the manager and you will sign and date this written document.

Step 3: Termination

If your performance or behaviour has not improved after the 2 meetings and the written warnings above a senior manager will work towards terminating your employment.

9.	Termination

9.1	General

IHL may terminate your employment if your performance or behaviour is unsatisfactory by giving you notice. The general procedure outlined in Clause 8.1 of this contract will be adhered to before termination of employment is considered.

		1.	IHL may pay you in lieu of the required period of notice. Such payment will be calculated on your Fixed Reward in Schedule 1.

		2.	If you resign from IHL's employment you must give a minimum of 3 month's notice.

9.2	Termination where there is a Breach by you	IHL may immediately terminate this Contract, in writing and without any notice period or payment, where you:

		●	Commit any serious breach of this Contract, including, without limitation, intentional disobedience, dishonesty, serious or persistent breach of duty or serious or persistent neglect;

		●	Materially breach this Contract and do not remedy that breach within an acceptable time after receiving written notice from the IHL specifying the breach;

		●	Become of unsound mind or whose person or estate is liable to be dealt with in any way under the laws relating to mental health;

		●	Are convicted of a criminal offence, which, in the reasonable opinion of IHL, will detrimentally affect the Company.

At IHL's discretion, you may be given 14 days to rectify the breach before termination is considered.

9.3	Voluntary Resignation	●	If you resign from IHL's employment you must give a minimum of 3 month's notice; and

		●	There will be no further notice payment in these circumstances.

9.4	Termination with Notice	IHL reserves the right to issue you with a termination notice at any time. In such circumstances, you will be entitled to 3 months' salary, based upon your Fixed Reward applicable at the date of such notice.

9.5	Termination due to Redundancy	In the event of your position becoming redundant your employment may be terminated. In such circumstances, you may be eligible for redundancy entitlements in accordance with relevant legislation and IHL's Redundancy Policy that applies at that time. In such event the applicable notice period or payment in lieu thereof is either the period described in 9.4 above or the period provided for in accordance with relevant legislation, or the IHL Redundancy Policy, whichever is greater

9.6	Termination Payment	If your employment is terminated by IHL under Clauses 9.1 and 9.2, the company will not be obliged to pay the employee any monies other than the following:

		●	Any accrued salary to which you are entitled on the date your employment is terminated.

		●	You will be paid your required notice period and it may be paid in lieu if you have been terminated because of performance or behaviour. Such payment will be calculated on your Fixed Reward in Schedule 1

		̜●	You will not be paid any notice period if a serious breach has been determined.

		●	Any amount to which you may be entitled in lieu of unused annual leave;

		●	Any amount to which you are entitled under the state long service leave legislation.

9.7	Return of Company Property	On termination of this Contract you will immediately return to IHL all company property which may then be in your possession, power or control.

10.	Restraint on your Conduct

10.1

If IHL terminates If IHL terminates your employment as per clause 9 you will be subject to the following restraints on your future employment:

There will be a 3-month restraint period where you must not:

		1.	Solicit, canvas, approach or accept any approach from any person who was at any time during your last 12 months with IHL a client of the company in that part or parts of the business in which you were employed, with a view to obtaining the custom of that person in a business that is the same or similar to the business conducted by IHL; or

		2.	Interfere with the business or employment relationship between IHL and its customers, employees or suppliers.

		3.	Other than the obligation for payment determined under the relevant items in clause 9, IHL is under no obligation to make any additional payment in respect of the restraint period of this clause 10

		4.	IHL reserves the absolute right to waive such restraint terms

10.2		If you voluntarily resign from IHL employment as per clause 9:

		1.	The restraint terms of Clause 10.1 (1) to 10.1 (4) above will apply during the notice period; and

		2.	During the 3 month restraint period you must not engage or prepare to engage in any business or activity that is the same or similar to that part or parts of the business carried on by IHL in which you were employed at any time during your last 12 months of employment with IHL; and

		3.	the restraint period will run concurrently with the notice period.

11.	Other

11.1	Governing Law	This Contract shall be read and construed in accordance with the laws of Victoria and the parties agree to submit to the jurisdiction of the Courts of Victoria.

11.2	Waiver	No failure or delay to exercise any right, power or remedy under this Contract will operate as a waiver to any clauses now or in the future.

11.3	Severance	Any provision of this Contract which is prohibited or unenforceable in any jurisdiction will be ineffective to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this Contract nor affect the validity or enforceability of that provision in any other jurisdiction.

11.4	Contract Amendment	This Contract may be amended only in writing and agreed to by both parties

Employment Contract Signatures

This Employment Contract is between:

Incannex Healthcare Limited ACN 096 635 246 (IHL)
incorporated in the State of Victoria

and

Joel Latham

IHL has agreed to employ you, Joel Latham, and you have agreed to serve IHL on the terms contained in this Employment Contract.

1.	Signed on behalf of Incannex Health Limited (ACN 096 635 246) by order of the Board of Directors

Glenn Fowles
Company Secretary	Date 01 July 2020

2.	Signed by:

Joel Latham	Date July 2020

Schedule 1 Incannex Healthcare Limited (IHL) Employment Contract

Joel Latham - Remuneration

Remuneration Item	Specifics
1. Base Salary	You will be paid $230,000 per annum with your base salary payable in equal instalments in line with normal IHL payroll cycles.

2. Director’s Fees	In addition to your Base Salary, you will be paid $30,000 per annum as Director's Fees from the date of your appointment as a director up until the date of your resignation or termination from the Board. This amount will be added to your Base Salary and paid in equal instalments in line with normal IHL payroll cycles and be subject to PAYG income tax

3. Superannuation

Your Base Salary will be exclusive of the Superannuation Guarantee Charge (SGC) of 9.5% applicable which will be paid in line with legislation changes as and when it is enacted.

Your Director's Fees are inclusive of SGC.

Both the SGC contribution and any other employee contributions can be salary sacrificed, monthly, into an approved superannuation fund.

4. Vehicle Allowance	You are also entitled to a Vehicle Allowance as described in your original employment contract and applicable from 1 July 2018

5. Equity Component	(i)	You will also receive an annual allocation of equity in the form of Shares and Options.

	(ii)	Shares and Options will be issued as at 1 July each year.

	(iii)	The quantity of the share allocations will be determined annually based on the share price at the date of issue.

	(iv)	Options will be issued with a strike price equal to 100% of the 15-day VWAP price of shares traded on ASX immediately prior to the date of issue and rounded to the nearest whole cent.

	(v)	Shares issued will be subject to voluntary escrow and vesting terms set down in Table 1 of this Schedule 1.

	(vi)	Options issued will be subject to voluntary escrow, vesting and expiry terms set out in Table 2 of this Schedule 1.

	(vii)	All share and options issuance will be subject to shareholder approval as required by ASX Listing Rules.

6. Short Term Incentive (“STI”)	(i)	You may also be eligible to participate in an STI of up to 50% of your Base Salary.

	(ii)	Your reward in the STI will be completely at the discretion of the board of directors and subject to any approvals required under ASX Listing Rules.

	(iii)	STI rewards, at the election of the employee the subject of this agreement, can be made paid to that employee in the form of ordinary fully paid shares at a price determined as 75% of the 15-day VWAP price of shares traded on ASX immediately prior to the date of issue.

TABLE 1 - Terms and conditions Equity Component - Shares

Quantity	2,952,619 Shares on 1 July 2020.

The same equivalent $ value each year thereafter. For the avoidance of doubt the quantity of shares issued on 1 July 2020 and thereafter will be determined by the following formula: 1,750,000 x the 15-day VWAP share price on the ASX as at 1 July 2019/15 day VWAP on the day of issue.

For this issue:

● 15-day VWAP of 1 July 2019 = $0.0822080

● 15-day VWAP of 1 July 2020 = $0.0487242

● 1,750,000 x (0.0822080/0.0487242) = 2,952,619

Description of Shares	IHL restricted ordinary shares

Issue date	1 July 2019 and each year thereafter.

Vesting	1/3rd of the Quantity each vesting on the 1st, 2nd and 3rd anniversary of the Issue date {"Share Vesting Date"} into fully paid IHL ordinary shares (unrestricted) on the condition that the employee remains under employment contract as at the applicable Share Vesting Date

Forfeiture	All unvested Shares are forfeited and cancelled upon the employee's resignation or termination of employment under clause 9.2 of this agreement.

TABLE 2 - Terms and conditions Equity Component - Options

Quantity	2,250,000 Options

Description of Options	IHL unlisted CEO options

Strike Price	15-day VWAP rounded to nearest cent at issue date.

For this issue:

● 15-day VWAP of 1 July 2020 = $0.0487242

● Rounded to nearest cent = $0.05

Issue date(s)	Annually on 1 July

Vesting	Each series of options will vest 3 years from the date of issue ("Options Vesting Date") on the condition that the employee remains under employment contract as at the applicable Options Vesting Date

Exercise date	7 years from each series Options Vesting Date

Forfeiture	All unvested options are forfeited and cancelled upon the employee's resignation or termination of employment under clause 9.2 of this agreement.